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                   TERMS OF THE STOCK OPTION GRANT PROGRAM FOR
                        NONEMPLOYEE DIRECTORS UNDER THE
                IMAGEX.COM, INC. AMENDED AND RESTATED 1996 STOCK
                          INCENTIVE COMPENSATION PLAN

         The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of ImageX.com, Inc. (the "Company") under the ImageX.com, Inc. Amended and Restated 1996 Stock Incentive Compensation Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

         1.       ELIGIBILITY

         Each elected or appointed director of the Company who is not otherwise an employee of the Company or a Subsidiary (an "Eligible Director") shall be eligible to receive Initial Grants and Annual Grants (as defined below) under the Plan, subject to the terms below.

         2.       INITIAL GRANTS

         Each Eligible Director who is initially elected or appointed to the Board shall be granted an initial grant (an "Initial Grant") of a Nonqualified Stock Option to purchase 12,500 shares of Common Stock. Initial Grants shall be fully vested and exercisable on the Grant Date.(1)

         3.       ANNUAL GRANTS

         Immediately following each year's annual meeting of shareholders (an "Annual Meeting"), each Eligible Director who is continuing service on the Board shall be granted an additional Nonqualified Stock Option to purchase 5,000 shares of Common Stock (an "Annual Grant"). Annual Grants shall be fully vested and exercisable on the Grant Date.

         4.       OPTION EXERCISE PRICE

         The exercise price of an Option shall be its Fair Market Value on the Grant Date.

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  (1) Share numbers have been adjusted to reflect the 1:2 reverse stock split approved by the Board on June 16, 1999.

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         5.       MANNER OF OPTION EXERCISE

         An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Common Stock owned by the Eligible Director for at least six months (or such shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal in amount to the aggregate Option exercise price, or (c) if and so long as the Common Stock is registered under Section 12 of the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

         6.       TERM OF OPTIONS

         Each Option shall expire 10 years from the Grant Date, but shall be subject to earlier termination as follows:

         (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

         (b) In the event of the death of an Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to Section 10 of the Plan.

         7.       CORPORATE TRANSACTIONS

         In the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately


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prior to the specified effective date of the Corporate Transaction, become fully vested and exercisable.

         8.       AMENDMENT

         The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Holder, impair or diminish any rights or obligations under any Option theretofore granted under the Program.

         9.       EFFECTIVE DATE

         The Program shall become effective on the effective date of the Company's registration statement on Form S-1 for the initial public offering of the Company's Common Stock.

         Provisions of the Plan (including any subsequent amendments) that were not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.


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